EXHIBIT (h)(5)

TIAA-CREF INSTITUTIONAL MUTUAL FUNDS
RETIREMENT SERVICE AGREEMENT

     THIS SERVICE AGREEMENT (this “Agreement”) is made as of February 1, 2006, by and between TIAA-CREF Institutional Mutual Funds (“Institutional Fund”), a Delaware business trust, and Teachers Advisors, Inc. (“Advisors”), a Delaware corporation.

RECITALS

     1. Institutional Fund is registered as a diversified, open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and consists of certain investment portfolios (each, a “Fund,” together, the “Funds”) that offer Retirement Class shares or that are considered “Lifecycle Funds,” which are listed on Schedule A hereto, as amended from time to time.

     2. Institutional Fund desires to retain Advisors to provide or to arrange for the provision of a variety of administrative and shareholder services to the Retirement Class shares of the Funds and shares of the original class of the Lifecycle Funds (which has features similar to the Retirement Class) (the “Covered Shares”) on the terms and conditions set forth in this Agreement.

     3. Advisors is willing to provide or to arrange for the provision of such administrative and shareholder services for the Covered Shares in the manner and on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Institutional Fund and Advisors hereby agree as follows:

1.	Duties of Advisors.

	(a)	Generally.

(i) Institutional Fund hereby engages Advisors to provide, or to arrange for the provision of, directly or through .
third parties, administrative and shareholder services for the Covered Shares; and to provide or to arrange for the provision of such services subject to the supervision of the board of trustees of Institutional Fund (the “Board”), for the period and on the terms and conditions set forth in this Agreement. Advisors hereby accepts such engagement and agrees during such period, at its own expense, to provide or to arrange for the provision of such services and to assume the obligations set forth in this Agreement for the compensation provided for herein

(ii) Subject to the provisions of the 1940 Act, Advisors may retain any affiliated or unaffiliated parties tincluding, but not limited to, sub-ransfer agents, administrators,

and shareholder service agents, to perform any or all of the services set forth in this Agreement (any such party is hereafter referred to as a “Service Provider”). Advisors shall provide Institutional Fund with reasonable notice of its intention to retain each such Service Provider and shall not retain a Service Provider until such Service Provider is approved by the Board.

(iii) Advisors and each Service Provider shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent Institutional Fund or a Fund in any way or otherwise be deemed an agent of Institutional Fund or a Fund.

(iv) Advisors and each Service Provider shall be subject to: (1) the restrictions of the Declaration of Trust and
Bylaws, if any, of Institutional Fund, as amended from time to time; (2) the provisions of the 1940 Act; (3) the statements relating to the Funds’ investment objectives, investment policies and investment restrictions as set forth in the currently effective (and as amended from time to time) registration statement of Institutional Fund (the “registration statement”) under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act; and (4) any applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

	(b)	General Services. Advisors shall provide or arrange for the provision of all administrative and shareholder services necessary for the operation of the Covered Shares. Advisors may contract with qualified third parties for the provision of any of the services necessary for the Covered Shares of the Funds as described herein. Where Advisors engages such Service Providers, Advisors shall also, on behalf of Institutional Fund, coordinate the activities of such Service Providers, as well as other agents and such other persons in any such other capacity deemed to be necessary or desirable. Advisors shall make reports to the Board of its performance hereunder and shall furnish advice and recommendations with respect to such other aspects of the operations of the Covered Shares as the Board or Advisors shall consider desirable.

2.		Charges and Expenses. During the term of this Agreement, Advisors will pay all expenses incurred by it in connection with its activities under this Agreement.

3.		Compensation of Advisors.

	(a)	For the services rendered, the facilities furnished and expenses assumed by Advisors, Institutional Fund shall pay to Advisors at the end of each calendar month a fee for each Fund offering Covered Shares calculated as a percentage of the daily net assets of the Fund attributable to such Covered Shares at the annual rates set forth in Schedule A of this Agreement. Advisors’ fee is accrued daily at 1/365th of the applicable annual rate set forth in Schedule A. For the purpose of the fee accrual, the daily net assets of each Fund are determined in the manner and at the times set forth in the Declaration of Trust or the current registration statement of Institutional Fund and, on days on which the net assets are not so determined, the net asset value on the immediately preceding day on which the net assets were determined will be used.

	(b)	In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within fifteen (15) business days of the date of termination.

	(c)	The fee may include part or all of the expense of any shareholder service plan adopted by Institutional Fund that is attributable to Covered Shares.

4.	Limitation of Liability

	(a)	Advisors shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in its provision of services to Institutional Fund, except (a) for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder, and (b) to the extent specified in section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation.

	(b)	This Agreement is executed by the trustees of Institutional Fund, not individually, but rather in their capacity as trustees under the Declaration of Trust made April 15, 1999, as amended. Advisors is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust and agrees that obligations assumed by Institutional Fund or each Fund pursuant to this Agreement shall be limited in all cases to Institutional Fund or that particular Fund and its assets that are attributable to Covered Shares. Advisor agrees that it shall not seek satisfaction of any such obligation from the shareholders of Trust, nor from the trustees, officers, employees or agents of Institutional Fund.

5.	Books and Records.

	(a)	Advisors hereby undertakes and agrees to maintain, any and all records relating to the services it provides for the Covered Shares of each Fund that are required under the 1940 Act or other applicable law, in the form and for the period required by such laws.

	(b)	Advisors agrees that all books and records which it or any other Service Provider maintains for Institutional
Fund are the property of Institutional Fund and further agrees to surrender promptly to Institutional Fund any such books, records or information upon Institutional Fund’s request. All such books and records shall be made available, within five business days of a written request, to Institutional Fund’s accountants or auditors during regular business hours at Advisors’ offices. Institutional Fund or its authorized representative shall have the right to copy any records in the possession of Advisors or a Service Provider that pertain to Institutional Fund. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to Institutional Fund free from any claim or assertion of rights by Advisors.

	(c)	Advisors further agrees that it will not disclose or use any records or information obtained pursuant to this
Agreement in any manner whatsoever except as authorized in this Agreement and that it will keep confidential any information obtained pursuant to this Agreement and disclose such information only if Institutional Fund has authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.

6.	Duration and Termination of this Agreement.

	(a)	This Agreement shall not become effective unless and until it is approved by the Board of Institutional Fund.
This Agreement shall come into full force and effect on the date on the date above first written, provided that it shall not become effective as to any subsequently authorized Retirement Class shares of an existing Fund, Retirement Class shares of a new Fund or Lifecycle Fund until it has been specifically approved by the Board.

	(b)	This Agreement may be terminated at any time as to any Fund or to all Funds, without the payment of any penalty, by the Board of Institutional Fund or by Advisors, on sixty (60) days’ written notice to the other party. If this Agreement is terminated only with respect to one or more, but less than all, of the Funds, the Agreement shall remain in effect with respect to the remaining Fund(s). This Agreement will be terminated immediately upon: (1) any termination of the existing investment management agreement(s) between Institutional Fund and Advisors with respect to the Funds, unless both Institutional Fund and Advisors agree to the Agreement’s continuation in writing, or (2) the mutual written consent of Advisors and Institutional Fund. This Agreement will automatically and immediately terminate in the event of its assignment.

7.	Amendments of this Agreement. This Agreement may be amended as to each Fund by the parties only if such amendment is specifically approved by Advisors and the Board of Institutional Fund and is memorialized in writing by each party.

8.	Rule 22c-2 Compliance. In compliance with Rule 22c-2 under the 1940 Act, upon request by Institutional
Fund, Advisors agrees to: (1) provide promptly the Taxpayer Identification Number of all shareholders that purchased, redeemed, transferred, or exchanged Covered Shares held through an account with Advisors or a Service Provider; and (2) execute any instructions from Institutional Fund to restrict or prohibit further purchases or exchanges of Covered Shares by a shareholder who has been identified by Institutional Fund as having engaged in transactions of Covered Shares (directly or indirectly through Advisors’ accounts) that violate policies established by Institutional Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by Institutional Fund.

9.	Rule 38a-1 Compliance.

	(a)	Advisors has provided Institutional Fund with its written compliance policies and procedures as required by
Rule 38a-1 under the 1940 Act (“Rule 38a-1 policies and procedures”) for approval by the Board. Advisors’ Rule 38a-1 policies and procedures shall be reasonably designed to prevent, detect, and correct any material violations by Institutional Fund or Advisors of the federal securities laws as defined in Rule 38a-1, and which include the 1933 Act, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act (relating to privacy regulation), any SEC rules adopted under any of these statutes, the Bank Secrecy Act as it applies to registered investment company operations (anti-money laundering), and any rules adopted thereunder by the SEC or the Department of the Treasury (“Federal Securities Laws”).

(b) Advisors will promptly provide Institutional Fund’s Chief Compliance Officer with any material changes that have been made to Advisors’ Rule 38a-1 policies and procedures.

(c) Advisors has provided Institutional Fund with its written compliance policies and procedures as required by
Rule 38a-1 under the Advisors agrees to cooperate with Institutional Fund in the annual review of Advisors’ Rule 38a-1 policies and procedures conducted by the Chief Compliance Officer of Institutional Fund to determine the adequacy of Advisors’ Rule 38a-1 policies and procedures and the effectiveness of their implementation. Advisors also agrees to cooperate with Institutional Fund in any interim reviews of Advisors’ Rule 38a-1 policies and procedures to determine their adequacy and the effectiveness of their implementation in response to significant compliance events, changes in business arrangements, and/or regulatory developments. Such cooperation includes, without limitation, furnishing such certifications, subcertifications, and documentation as Institutional Fund’s Chief Compliance Officer shall reasonably request from time to time and implementing changes to Advisors’ Rule 38a-1 policies and procedures satisfactory to Institutional Fund’s Chief Compliance Officer.

(d) Advisors will provide Institutional Fund with ongoing, direct, and immediate access to Advisors’ compliance personnel and shall cooperate with Institutional Fund’s Chief Compliance Officer in carrying out Institutional Fund’s obligations under Rule 38a-1 to oversee the compliance program of Advisors.

(e) Advisors will promptly notify Institutional Fund in the event that a Material Compliance Matter, as defined under Rule 38a-1, occurs with respect to Advisors’ Rule 38a-1 policies and procedures and will cooperate with Institutional Fund in providing Institutional Fund with periodic and special reports in the event any Material Compliance Matter occurs. A “Material Compliance Matter” has the same meaning as the term defined in Rule 38a-1, and includes any compliance matters that involves: (1) a violation of the Federal Securities Laws by Advisors (or its officers, directors, employees, or agents); (2) a violation of Advisors’ Rule 38a-1 policies and procedures; or (3) a weakness in the design or implementation of Advisors’ Rule 38a-1 policies and procedures.

(f) Advisors (and anyone acting under the direction of Advisors) will refrain from, directly or indirectly, taking any action to coerce, manipulate, mislead, or fraudulently influence Institutional Fund’s Chief Compliance Officer in the performance of her or his responsibilities under Rule 38a-1.

10.	Definitions of Certain Terms. The terms “affiliated person,” “interested person,” and “assignment,” when used in this Agreement, shall have the respective meanings specified in the 1940 Act.

11.	Governing Law. This Agreement shall be construed in accordance with laws of the State of New York, and applicable provisions of the 1940 Act.

12.	Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument.

14.	Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:

(a)	If to Institutional Fund -

TIAA-CREF Institutional Mutual Funds
8500 Andrew Carnegie Boulevard
Charlotte, North Carolina 28262
Attention: Scott Terada

(b)	If to Advisors -

Teachers Advisors, Inc.
730 Third Avenue
New York, New York 10017-3206
Attention: Scott Evans

in each case with a copy to the General Counsel, TIAA-CREF, 730 Third Avenue, New York NY 10017, or to such other address as Institutional Fund or Advisors shall designate by written notice to the other.

15.	Miscellaneous. Captions in this Agreement are included for convenience or reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

IN WITNESS WHEREOF, Institutional Fund and Advisors have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first above written.

TIAA-CREF INSTITUTIONAL MUTUAL FUNDS

By:

Title:

TEACHERS ADVISORS, INC.

By:

Title:

SCHEDULE A

Service Fee
Name of Fund	(as a percentage of the
average daily value of the
Fund’s net assets)

International Equity Fund
Retirement Class	0.25%

Growth & Income Fund
Retirement Class	0.25%

Large-Cap Value Fund
Retirement Class	0.25%

Mid-Cap Growth Fund
Retirement Class	0.25%

Mid-Cap Value Fund
Retirement Class	0.25%

Small-Cap Equity Fund
Retirement Class	0.25%

S&P 500 Index Fund
Retirement Class	0.25%

International Equity Index Fund
Retirement Class	0.25%

Large-Cap Growth Index Fund
Retirement Class	0.25%

Large-Cap Value Index Fund
Retirement Class	0.25%

Mid-Cap Blend Index Fund
Retirement Class	0.25%

Mid-Cap Growth Index Fund
Retirement Class	0.25%

Mid-Cap Value Index Fund
Retirement Class	0.25%

Small-Cap Blend Index Fund
Retirement Class	0.25%

Small -Cap Growth Index Fund
Retirement Class	0.25%

Small -Cap Value Index Fund
Retirement Class	0.25%

Social Choice Equity Fund
Retirement Class	0.25%

Real Estate Securities Fund
Retirement Class	0.25

Lifecycle Fund—2010 Fund
Original Class	0.25%

Lifecycle Fund—2015 Fund
Original Class	0.25

Lifecycle Fund—2020 Fund
Original Class	0.25%

Lifecycle Fund—2025 Fund
Original Class	0.25

Lifecycle Fund—2030 Fund
Original Class	0.25%

Lifecycle Fund—2035 Fund
Original Class	0.25

Lifecycle Fund—2040 Fund
Original Class	0.25%